UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 16, 2009

MDWERKS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442
(Address of Principal Executive Offices)

(954) 389-8300
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 16, 2009, Howard B. Katz resigned as Chairman, Chief Executive Officer and Director of MDwerks, Inc. (the “Company”), positions he has held since November 16, 2005.  The Company entered into a two-year Consultant Agreement with Vandam Consulting Services, Inc. (“Vandam”) and Howard Katz to assure itself of the future services of Mr. Katz.  Mr. Katz will be the principal contact person, but not an owner of Vandam and he will devote at least fifty percent (50%) of his working time to the performance of certain responsibilities, including presenting new accounts receivable financing and purchasing, lease financing, factoring, joint venture, merger, acquisition and special situation opportunities to the Company.  Other responsibilities will include maximizing revenue from current business relationships, developing overseas opportunities, new employee searches and assisting with the collection of existing funding arrangements.  Vandam will be paid a fee of twenty thousand dollars ($20,000) per month, plus expenses and group insurances and can earn bonuses and Consultant Agreement term extensions by achieving certain performance targets.  All Incentive Compensation and Non-qualified Stock options currently issued to Mr. Katz and to Mr. Katz and his wife as tenants in the entireties have been deemed to be fully vested as of the date of resignation and shall continue to be exercisable until the respective expiration dates.

The foregoing summary of Vandam Consultant Agreement is qualified by reference to the full text of the form of the Consultant Agreement, attached as Exhibit 10.1, which is incorporated herein in its entirety.

(c) On February 19, 2009, the Board of Directors of the Company appointed David M. Barnes, age 66, Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Barnes will continue to serve as President, a position he has held since December 1, 2008. The terms of Mr. Barnes’ employment agreement with the Company otherwise remain unchanged from the Form 8-K disclosure and Exhibits filed with the SEC on December 22, 2008.  Mr. Barnes has served as a member of our Board of Directors since November 16, 2005.  Mr. Barnes also served as a member of the Audit and Compensation Committees since November 16, 2005, positions from which he resigned as of December 1, 2008.  Mr. Barnes served as Chief Financial Officer of Neah Power Systems, Inc., (NPWS:OTCBB), from April, 2006 through August 2008, and was Chief Financial Officer of Cyber Defense Systems, Inc., (CYDF:OTCBB), from August, 2005, through November, 2007. In addition, Mr. Barnes was a Director, Executive Vice President and Chief Financial Officer of American United Global, Inc., now Solar Thin Films, Inc. (SLTN:OTCBB), from April, 1996, through July, 2006. Mr. Barnes is also a member of the Board of Directors, Audit Committee and Compensation Committee of China Direct Industries, Inc. (CDII:NASDAQ) and Searchhelp, Inc. (SHLP:OTCBB). There was no prior arrangement or understanding between Mr. Barnes and any other person pursuant to which he was selected as Chairman of the Board and Chief Executive Officer of the Company.  There are no family relationships between Mr. Barnes and any other executive officer or director of the Company.  There have been no transactions since the beginning of the Company’s last fiscal year or any currently proposed transaction, or series of similar transactions, to which the Company was or is a party, in which the amount involved exceeds $120,000 and in which Mr. Barnes has or will have a direct or indirect material interest.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description
10.1	Form of Consultant Agreement with Vandam Consulting Services, Inc. dated February 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Dated: February 20, 2009	By:	/s/ David M. Barnes
David M. Barnes
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Consultant Agreement with Vandam Consulting Services, Inc. dated February 16, 2009